SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

  Filed by the Registrant [X]     Filed by a Party other than the Registrant [_]

Check  the  appropriate  box:

[_]     Preliminary  Proxy  Statement
[X]     Definitive  Proxy  Statement
[_]     Definitive  Additional  Materials
[_]     Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
        240.14a-12
[_] Confidential, For Use of the Commission Only (As Permitted by Rule 14A-6(E)(2))

                         CARDIOTECH INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[_]  Fee  paid  previously  with  preliminary  materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  Statement  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

                         CARDIOTECH INTERNATIONAL, INC.
                               78-E Olympia Avenue
                           Woburn, Massachusetts 01801
                          http://www.cardiotech-inc.com
                             info@cardiotech-inc.com


                               September 21, 2000



To  the  Stockholders  of  CardioTech  International,  Inc.:

     CardioTech International, Inc. (the "Company") is pleased to send you the enclosed notice of the Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m. (eastern standard time) on Thursday, October 26, 2000 at the offices of the Company, 78-E Olympia Avenue, Woburn, MA 01801.

     Ordinary annual meeting business will be transacted at the Meeting, including the election of directors. Two (2) other actions will be submitted to the stockholders at the Meeting:

          1. to approve the sale of all of the ordinary shares of CardioTech International, Ltd., the Company's wholly-owned subsidiary incorporated under the laws of the United Kingdom (as required under the terms of an executed heads of agreement); and

          2. to approve an amendment to the Company's 1996 Stock Option Plan increasing the number of shares of Common Stock reserved under the plan from 2,000,000 to 4,000,000

     Please review the Company's enclosed Proxy Statement and Annual Report on Form 10-KSB carefully. If you have any questions regarding this material, please do not hesitate me at (781) 933-4772.


                                                Sincerely  yours,





                                                Michael  Szycher,  Ph.D.,  MBA
                                                Chairman  and
                                                Chief  Executive  Officer
                                                CardioTech  International,  Inc.



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                         CARDIOTECH INTERNATIONAL, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               78-E Olympia Avenue
                           Woburn, Massachusetts 01801


                         To be held on October 26, 2000


     The Annual Meeting of Stockholders (the "Meeting") of CardioTech International, Inc. (the "Company") will be held on Thursday, October 26, 2000, at 9:00 a.m. (eastern standard time) at the offices of the Company, 78-E Olympia Avenue, Woburn, MA 01801 for the following purposes:

   1. To elect three (3) directors to hold office until their successors shall be elected and shall have qualified;

   2. To approve the sale of all of the ordinary shares of CardioTech International, Ltd., the Company's wholly-owned subsidiary, incorporated under the laws of the United Kingdom (as required under the terms of an executed heads of agreement);

   3. To approve an amendment to the Company's 1996 Stock Option Plan (the "1996 Plan") increasing the number of shares of Common Stock reserved under the Plan from 2,000,000 to 4,000,000; and

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board has fixed the close of business on September 5, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting and only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting.

     Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.


                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              CARDIOTECH  INTERNATIONAL,  INC.




                                              Michael  Adams
                                              Clerk



Woburn,  Massachusetts
September  21,  2000

                         CARDIOTECH INTERNATIONAL, INC.
                               78-E Olympia Avenue
                           Woburn, Massachusetts 01801
                                 (617) 368-2700
                                 _______________

                                 PROXY STATEMENT
                                 _______________


                         ANNUAL MEETING OF STOCKHOLDERS

                           to be held October 26, 2000

                                  INTRODUCTION

The  Annual  Meeting  of  Stockholders

     This Proxy Statement is being furnished to holders of shares of Common Stock, $.01 par value (the "Common Stock") of CardioTech International, Inc., a Massachusetts corporation ("CardioTech" or the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company, 78-E Olympia Avenue, Woburn, MA 01801, on October 26, 2000 at 9:00 a.m. (eastern standard time), and at any adjournment or adjournments thereof.

Matters  to  be  Considered  at  the  Meeting

     At the Meeting, Stockholders will be acting upon the following matters: (i) to elect three (3) directors to hold office until their successors shall be elected and shall have qualified; (ii) to approve the sale of all of the ordinary shares (representing 100% of the capital stock) of CardioTech International, Ltd., the Company's wholly-owned subsidiary incorporated under the laws of the United Kingdom, and (iii) to approve an amendment to the Company's 1996 Stock Option Plan increasing the number of shares of Common Stock reserved under the Plan from 2,000,000 to 4,000,000.

Recommendations  of  the  Board  of  Directors

     THE BOARD UNANIMOUSLY RECOMMENDS ADOPTION OF ALL THE MATTERS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE MEETING.

Beneficial  Ownership  of  Securities  and  Voting  Rights

     As of the close of business on September 5, 2000, the record date for the Meeting, there were outstanding 8,455,430 shares of Common Stock. The Company has no other shares of capital stock issued and outstanding. For more information about the Company's authorized and outstanding capital stock, see "OTHER INFORMATION -- Principal Stockholders."

Proxies;  Votes  Required

     A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Clerk of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications, in favor of (i) the election of the nominees for directors listed herein, (ii) in favor of the proposal to sell all of the ordinary shares of CardioTech International, Ltd., the Company's subsidiary in the United Kingdom, (iii) in favor of the proposal to amend the Company's 1996 Stock Option Plan, and (iv) with respect to any other business which may properly come before the Meeting, in the discretion of the named proxies.

     Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum for such proposals. Any proxy may be revoked at any time prior to the voting thereof by delivering to the Clerk of the Company a written revocation of a duly executed proxy bearing a later date or by voting in person at the Meeting. The expected date of the first mailing of this proxy statement and the enclosed proxy is estimated to be September 26, 2000.

     The affirmative vote of a plurality of the shares of the Company's Common Stock present at the Meeting, in person or by proxy, is required for the election of the members of the Board. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock issued and outstanding is required for the approval of the sale of all the ordinary shares of CardioTech International, Ltd., the Company's subsidiary in the United Kingdom, and the approval of the amendment to the 1996 Stock Option Plan.

     Shares of the Company's Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as votes cast or shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
Table  of Contents . . . . . . . . . . . . . . . . . . . . . . . . .           4
Election  of Directors . . . . . . . . . . . . . . . . . . . . . . .           5
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . .           8
Disposition  of  Subsidiary  Operation . . . . . . . . . . . . . . .          11
Amendment  to  the  1996  Stock  Option Plan . . . . . . . . . . . .          14
Other  Information . . . . . . . . . . . . . . . . . . . . . . . . .          16

                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

Introduction

     Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board is currently divided into three (3) classes having staggered terms of three (3) years each. Under Section 50A, the Board may determine the total number of directors and the number of directors to be elected at any annual meeting or special meeting in lieu thereof. The Board has fixed at three (3) the number of Class I directors to be elected at the 2000 Annual Meeting. At the Meeting, the stockholders will be asked to elect Michael Adams, Anthony Armini and Robert Chartoff as Class I directors to serve in such capacity until the 2003 Annual Meeting and until their successors are duly elected and qualified.

     It is the intention of the persons named in the enclosed proxy to vote to elect the three nominees named above, one of whom is an incumbent director, and each of whom has consented to serve if elected. If some unexpected occurrence should make necessary, in the discretion of the Board of Directors, the substitution of some other person for any of the nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board of Directors.

Nominees,  Directors,  and  Executive  Officers

     The  directors  and  officers  of  the  Company  are  as  follows:

Name                         Age                 Position(s) Held
---------------------------  ---  -----------------------------------------------
Michael Szycher. Ph.D., MBA   62  Chairman, Chief Executive Officer and Treasurer
Michael L. Barretti           55  Director
Michael Adams*                42  Director and Clerk
Anthony J. Armini, Ph.D.*     62  Nominee
Robert Chartoff*              57  Nominee
David C. Volpe                45  Acting Chief Financial Officer
Thomas Lovett                 45  Corporate Controller

-------------
*  Nominee  for  election  as  a  director  at  this  stockholders  meeting

     There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.

Business  Experience

               NOMINEES TO SERVE AS DIRECTORS FOR A TERM EXPIRING
                 AT THE 2003 ANNUAL MEETING (CLASS I DIRECTORS)

     Mr. Adams is the Vice President of Assurance Medical, Inc. Prior to joining Assurance Medical in June 1999, Mr. Adams was the Chief Operating
Officer and Vice President of Regulatory Affairs and Quality Assurance of CardioTech International, Inc. from June 1998 to May 1999. From November 1994 through June 1998, Mr. Adams served as the Vice President of Cytyc Corporation. Mr. Adams has been a director of CardioTech since May 1999.

     Dr. Anthony J. Armini has been the President, Chief Executive Officer, and Chairman of the Board of Directors of Implant Science Corporation since 1984. From 1972 to 1984, prior to founding Implant Sciences, Dr. Armini was Executive Vice President at Spire Corporation. From 1967 to 1972, Dr. Armini was a Senior Scientist at McDonnell Douglas Corporation. Dr. Armini received his Ph.D. in nuclear physics from the University of California, Los Angeles in 1967. Dr. Armini is the author of eleven patents and fifteen patents pending in the field of implant technology and fourteen publications in this field. Dr. Armini has over thirty years of experience working with cyclotrons and linear accelerators, the production and characterization of radioisotopes, and fifteen years experience with ion implantation in the medical and semiconductor fields. Dr. Armini was nominated as a director of CardioTech in August 2000.

     Mr. Chartoff has been an attorney in private practice since 1984, whose practice specializes in counseling and advisory services to financial institutions, real estate investors, and entrepreneurs. Mr. Chartoff is also the President of Chartoff Productions, which is involved in the production of commercial films, including Rocky, They Shoot Horses, Don't They, and Raging Bull. Mr. Chartoff also founded the Jennifer School in Bodh Gaya, India, that services hundreds of needy children. Mr. Chartoff was nominated as a director of CardioTech in August 2000.

                     DIRECTOR SERVING A TERM EXPIRING AT THE
                    2001 ANNUAL MEETING (CLASS II DIRECTORS)

     Mr. Barretti has been the President of Cool Laser Optics, Inc., a company which commercializes optical technology specific to the medical laser industry, since July 1996. From September 1994 to July 1996, Mr. Barretti was Vice President of Marketing for Cynosure, Inc., a manufacturer of medical and scientific lasers. From June 1987 to September 1994, Mr. Barretti was a principal and served as Chief Executive Officer of NorthFleet Management Group, a marketing management firm serving the international medical device industry. From January 1991 to May 1994, Mr. Barretti also acted as President of Derma-Lase, Inc., the U.S. subsidiary of a Glasgow, Scotland supplier of solid state laser technologies to the medical field. Mr. Barretti has been a director of the Company since January 1998.

                     DIRECTOR SERVING A TERM EXPIRING AT THE
                    2002 ANNUAL MEETING (CLASS III DIRECTORS)

     Dr. Szycher has been Chairman of the Board, Chief Executive Officer and Treasurer of the Company since June 1996. From October 1989 until joining the Company, Dr. Szycher served as Chairman of PolyMedica Industries, Inc. ("PMI") and Chief Executive Officer of PMI from November 1990 to June 1996, and as a director of PMI from its inception until June 1996.

Executive  Officers

     Mr. Volpe has been the Company's Acting Chief Financial Officer since June 1999. Mr. Volpe has also been the Chief Financial Officer of EMT Corporation since March 2000. Since May 1996, Mr. Volpe has been the Managing Director of VC Advisors, Inc., providing financial management, business development and financing expertise to a variety of companies in the Internet, medical, telecommunications, software and high technology fields. These companies include Cool Laser Optics, LeaseMarket.com, MDPlanet.com, Savoy Automation, Grouptel.net, eHealth Technology Fund LP, and VITTS Networks. From 1991 through 2000, Mr. Volpe was a senior financial executive with several private venture-backed and publicly held, technology based companies, including Chief Financial Officer of Cynosure Inc. and FaxNet Corporation. Prior to that, Mr. Volpe was a Manager at Price Waterhouse focusing his efforts on emerging growth, technology-based companies. Mr. Volpe holds a BS degree from California State University and is a member of the AICPA.

     Mr. Lovett has been the Corporate Controller of the Company since August 2000. From 1992 until joining the Company, Mr. Lovett served in the capacities of Controller and Cost Accounting Manager at Cynosure, Inc. Additionally, Mr. Lovett served in a number of capacities, including Cost Accounting Manager, for Candela Laser Company from 1983 to 1992. Mr. Lovett holds a BS degree in Accounting from Northeastern University.

Certain  Transactions

     The above-named nominees, directors and executive officers have indicated that neither they nor any of their respective affiliates has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, except for the transactions referred to under "Compensation Committee Interlocks and Insider Participation".

Committees;  Attendance

     Meeting Attendance. During the fiscal year ended March 31, 2000, there were four meetings of the Board of Directors. The various committees of the Board of Directors met a total of five times during fiscal 2000. Each director attended all of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2000. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Massachusetts law.

     Audit Committee. The Audit Committee, which met twice in fiscal 2000, has two members, Mr. Barretti (Chairman) and Mr. Adams. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee, which met two times during fiscal 2000, has two members, Mr. Barretti (Chairman) and Mr. Adams. The Compensation and Stock Option Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation and Stock Option Committee administers the Stock Option Plan.

     Nominating Committee. The Nominating Committee, which was established in March 1998 and did not meet in fiscal 2000, has three members, Dr. Szycher, Mr. Barretti and Mr. Adams. The Nominating Committee nominates individuals to serve on the Board of Directors. The Nominating Committee will consider nominees recommended by Stockholders. See "Stockholder Proposals" for the procedures to be followed by Stockholders in submitting such recommendations.

Directors'  Compensation

     The Company's policy is to pay $750 per diem compensation to members of the Board for attendance at Board meetings or committee meetings. All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors.

     Directors are eligible to participate in the Stock Option Plan. The Stock Option Plan provides for an initial grant of an option to purchase 14,854 shares of Common Stock to each non-employee director upon first joining the Board and subsequent grants of options to purchase 14,854 shares upon each anniversary of such director's appointment. Such options are granted at an exercise price equal to the fair market value of the Common Stock on the grant date and fully vest following one year of service after the date of grant. Options granted during fiscal 2000 to any named executive officers serving on the Board are reported under "Executive Compensation--Option Grants in Last Fiscal Year."

                             EXECUTIVE COMPENSATION

     The annual and long-term remuneration paid to or accrued for the Chief Executive Officer and each of the other two most highly compensated executive officers of the Company for services rendered during the years ended March 31, 1999 and 2000 was as follows:

                           Summary Compensation Table

                                                                         Long Term
                                                                        Compensation
                                   Annual Compensation                   Securities        All Other
                                                                         Underlying    Compensation (1)
Name and Principal Position            Year    Salary          Bonus       Options             $
-------------------------------------------------------------------------------------------------------
Michael Szycher, Ph.D, MBA              2000  205,067                -       156,060             11,581
     Chairman, CEO and Treasurer        1999  198,796                -       189,480              5,523

Michael Adams (2)                       2000   60,672                -        85,000                540
     Chief Operating Officer            1999  117,019                -       104,000                  -

John Mattern (3)                        2000  153,048  (4)           -             -                493
     Chief Financial Officer            1999  148,708                -        15,000              2,149

___________________
(1)     Includes  premiums  paid  by  the  Company  for  long  term  disability insurance and term life insurance.  Premiums paid in fiscal 2000 for long term disability insurance and life insurance, respectively, were $781  and $10,800 for Dr. Szycher, $300 and $240  for  Mr.  Adams  and  $231
        and  $261  for  Mr.  Mattern.
(2)     Mr.  Adams  resigned  his  position  as the Company's Chief Operating Officer on May 1999.
(3)     From  June  10,  1998  to  March  31,  1999
(4)     On April 20,  1999,  the  Company terminated the employment of Mr. Mattern.  In April 2000, the
        Company completed  paying Mr. Mattern a  severance  payment at the rate of Mr. Mattern's annual salary at termination, $153,000.

                        Option Grants in Last Fiscal Year

     The following table sets forth information regarding each stock option granted during the fiscal year ended March 31, 2000 to each of the named executive officers.

                        Number of   Percent of Total
                       Securities    Options Granted
                       Underlying    to Employees in   Exercise Price Per
                         Options                                            Expiration
Name                   Granted (#)     Fiscal Year            Share            Date
---------------------  -----------  -----------------  -------------------  ----------

Michael Szycher, Ph.D       37,037              8.02%  $              0.81     7/16/09
                            50,000             10.83%  $              3.38     3/31/09
                            57,586             12.47%  $              3.06     3/31/09
                            11,437              2.47%  $              3.06     3/31/09

Michael Adams . . . .        6,000              1.29%  $             0.875     7/15/09
                            14,500              3.14%  $              0.75     7/29/09
                            60,000             12.99%  $              0.50      1/3/10

John Mattern . . . . .         -0-                N/A                  N/A         N/A

___________________
(1)     The  Company  granted  options  to  purchase 461,560 shares of Common Stock to employees  in  the year ended March 31, 2000.  All options were  granted at an exercise price per share  equal  to  the fair market value of the Common Stock on the date of grant,  determined  by the closing price on the American  Stock
        Exchange  on  the  trading day  immediately  preceding  the  grant  date.  All options  vest  in  four  approximately equal  annual  installments,  with  the initial tranche vesting on the date of grant.

               Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values

     The following table provides information regarding the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by each of the named executive officers as of March 31, 2000 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock. No such options were exercised by the named executive officers during the 2000 fiscal year.

                                                       Value of the Unexercised
                            Number of Securities     ----------------------------
                           Underlying Unexercised     in the Money Options/SARs
                           Options/SARs at Fiscal    ----------------------------
                                 Year- End              at Fiscal Year-End(1)
                                                     ----------------------------
Name                     Exercisable  Unexercisable  Exercisable   Unexercisable
-----------------------  -----------  -------------  ------------  --------------
Michael Szycher, Ph.D..      571,325       198,627  $    704,680  $      185,592
Michael Adams . . . . .       97,125        55,875  $    159,628  $      143,953
John Mattern (2). . . .          -0-           -0-  $        -0-  $          -0-

___________________
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Common Stock of $3.125, the closing sale price per share of the Common Stock as reported on the American Stock Exchange for March 31, 2000.
(2) Mr. Mattern's stock options expired unexercised during the fiscal year ended March 31, 2000.

Employment Contracts, Terminations of Employment and Change in Control Arrangements

     The Company has entered into an employment agreement (the "Employment Agreement") with Dr. Michael Szycher, pursuant to which said individual serves as Chief Executive Officer of the Company. Pursuant to the terms of the Employment Agreement, Dr. Szycher is to receive an annual base salary of Two Hundred and Twenty Thousand ($220,000) dollars. Dr. Szycher's salary will be reviewed annually by the Board of Directors. Additionally, Dr. Szycher may also be entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation and Stock Option Committee of the Board of Directors.

     The initial term of the Employment Agreement by and between the Company and Dr. Szycher is set to expire on May 13, 2003. After such time, the term of the Employment Agreement will be deemed to continue on a month-to-month basis if not expressly extended while Dr. Szycher remains employed by the Company. Dr. Szycher and CardioTech each have the right to terminate the Employment Agreement at any time, with or without cause (as defined in the Employment Agreement), upon thirty (30) days' prior written notice. In the event that CardioTech terminates the applicable Employment Agreement without cause, or Dr. Szycher terminates his employment for good reason following a change in control (as such terms are defined in the Employment Agreement) or CardioTech fails to renew the applicable Employment Agreement within two (2) years following the occurrence of a change in control, Dr. Szycher will be entitled to receive severance equal to
2.99 times his annual base salary at termination. In such event, Dr. Szycher will be bound by a noncompete covenant for one (1) year following termination of his employment.

     Substantially all of the stock options granted pursuant to the 1996 Stock Option Plan provide for the acceleration of the vesting of the shares of Common Stock subject to such options in connection with certain changes in control of the Company.

Compensation  Committee  Interlocks  and  Insider  Participation

     Other than Mr. Adams, no person serving on the Compensation and Stock Option Committee at any time during Fiscal Year 2000 was a present or former officer or employee of the Company or any of its subsidiaries. During Fiscal Year 2000, other than Dr. Szycher, no executive officer of the Company served as a member of the board of directors or compensation and stock option committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Board of Directors or Compensation and Stock Option Committee.

     During the last two fiscal years, the Company has sold the Senior Notes and preferred stock to Dresdner Kleinwort Benson Private Equity Partners ("DRKBPEP"). Under that agreement, DRKBPEP has the right to nominate a member of the Board of Directors. DRKBPEP has not exercised this right. In addition, the Company sold 200,000 units to Dr. Szycher, Mr. Adams, and Mr. Mattern. See Notes I, J and N to Notes to Consolidated Financial Statements in the Annual Report to Stockholders on Form 10-KSB.

                       DISPOSITION OF SUBSIDIARY OPERATION
                                   PROPOSAL 2

                  DIVESTITURE OF CARDIOTECH INTERNATIONAL, LTD.

     At the Annual Meeting, the stockholders of the Company will be asked to consider approving a proposal, pursuant to which the Company would sell all of the issued and outstanding ordinary Shares (the "Shares") of CardioTech International, Ltd. ("LTD"), the Company's wholly-owned subsidiary located in the United Kingdom. If the stockholders approve the proposal and the sale closes according to the proposed terms, as to which there can be no assurances, the Company will transfer all of the Shares of LTD to Nervation. In the event that the transaction closed on currently contemplated terms, the Company will receive total cash consideration of Seven Million US Dollars ($7,000,000.00), a Two Hundred Thousand US Dollars ($200,000.00) advance payment purchase order of certain polymers by LTD, and the release of certain liabilities and obligations of LTD and a release of a guarantee of approximately Five Hundred and Forty Thousand US Dollars ($540,000.00).

The  Transaction

     On August 4, 2000, CardioTech International, Inc. (the "Company") entered into a heads of agreement (the "Agreement") with Nervation Limited ("Nervation"), FreeMedic PLC ("FreeMedic"), CardioTech International, Ltd. ("LTD"), and certain members of the management of LTD (the "Management"). This Agreement provides for the purchase of the Shares by Nervation for total cash consideration of Seven Million US Dollars ($7,000,000.00). Pursuant to the terms of the Agreement the Company has undertaken to obtain stockholder approval prior to consummating the sale of the Shares. This approval is a prerequisite to consummating the sale. By its very nature, a heads of agreement is non-binding and even of the stockholders of the Company approve the sale of the Shares, there can be no assurances that the sale will be consummated or that it will be consummated on the terms and conditions described in the Agreement or herein.

     As part of the Agreement, the Company has agreed to the following terms and conditions:

1.   To  transfer  all  the  Shares  of  LTD  to  Nervation;
2. To extend the right to Nervation the use of the name "CardioTech" and/or any similar imitations thereof for a period of not less than five (5) years;
3. To transfer legal title to all assets used by LTD in connection with manufacturing, marketing, development and exploration of the access and peripheral grafts (the "Business");
4. To grant an exclusive worldwide license to manufacture the specific formulation of Chronoflex RC for the Business in the event of a business interruption, sale, merger or acquisition of the Company and/or the inability of the Company to furnish the Chronoflex RC to Nervation in sufficient quantity and/or consistently and on a reasonable and timely commercial basis;
5. To enter into a covenant by the Company not to compete with Nervation in the manufacturing, marketing, development and exploitation of the access and peripheral grafts currently used in the Business, including the Vasculink Vascular Access Graft and the Myolink Arterial Bypass Graft; and
6. To assign all trademarks used in connection with the Business and assets being transferred to Nervation.

     In exchange for the above referenced terms and conditions the Company will receive and/or maintain the following as consideration for consummating said transaction:

1.   A  cash payment upon closing of Seven Million US Dollars ($7,000,000.00);
2. The exclusive, worldwide right to the Cardio Pass Coronary Artery Bypass Graft ("CABG") and a covenant from Nervation not to compete directly or indirectly with the CABG product utilizing ChronoFlex technology;
3. The release of certain obligations and guarantee with respect to certain debts and obligations of LTD; and
4. An advance payment of Two Hundred Thousand US Dollars ($200,000.00) for the Company to continue to supply ChronoFlex RC to LTD.

Benefits  of  the  Transaction

     The Board of Directors believes that the proposed transaction has a number of specific and material benefits for the stockholders of Company, including:

1.   GENERATE  WORKING  CAPITAL  FOR  CTE  ON  A  NON-DILUTIVE  BASIS:

     The proposed transaction would generate gross working capital of approximately Seven Million Two Hundred Thousand US Dollars ($7,200,000.00), and net proceeds after the redemption of certain 7% senior convertible notes of approximately $4,970,000, that could be utilized not only for general corporate purposes, but more importantly, would establish a firm financial foundation upon which the Company could aggressively seek FDA sanctioned clinical trials in support of the CardioPass Coronary Artery Bypass Graft ("CABG"). The Company's management believes the capital generated from this proposed transaction would allow it to focus its primary efforts on the CABG product. Additionally, this proposed transaction would provide the Company with significant working capital to effect the CABG development, and would do so on a non-dilutive basis to existing shareholders.

2. ELIMINATES THE NEED FOR THE COMPANY TO CONTINUE FUNDING EXTENSIVE OVERSEAS MARKETING AND SALES AND DEVELOPMENT AND CLINICAL TRIAL COSTS FOR THE VASCULAR ACCESS GRAFT AND THE PERIPHERAL GRAFT.
                                                    =

     As a result of the proposed transaction, the Company would mitigate the current ongoing losses resulting from the overseas operations of LTD due to marketing and sales, clinical and overhead expenses. In addition, the proposed transaction would mitigate future additional costs associated with FDA clinical trials for the vascular access and peripheral grafts.

3. RELIEVES THE COMPANY FROM ITS OBLIGATION TO REPAY ACCUMULATED DEBTS OF LTD AND AS A GUARANTOR OF A DEBT IN EXCESS OF FIVE HUNDRED AND FORTY THOUSAND ($540,000.00) DOLLARS TO CERTAIN CREDITORS:

     LTD, prior to the proposed transaction, incurred liabilities totaling Five Hundred and Forty Thousand ($540,000.00) dollars owed to FreeMedic as a result of preclinical studies for the peripheral graft conducted at the laboratories of the Royal Free Hospital in London. The Company guaranteed this debt. As a result of the proposed transaction, the Company's guarantee would be released.

Fairness  Opinion

     On August 23, 2000, the Company engaged Fechtor, Detwiler Mitchell & Co., Inc. ("Fechtor Detwiler"), a Boston based investment banking firm, to conduct its own due diligence on the aforementioned transaction with Nervation and render a fairness opinion to the Company's Board of Directors. The fee for said engagement was $55,000, plus reasonable out-of-pocket expenses.

     On September 14, 2000, the Company received the aforementioned fairness opinion from Fechtor Detwiler. In connection with its investigation, Fechtor Detwiler reviewed and considered such financial and other matters as they have deemed relevant, including, among other things:

     -  the  Heads  of  Agreement  provided to Fechtor, Detwiler by the Company;
     - the draft Share Purchase Agreement between the Company and Nervation Limited in respect of LTD;
     - the draft Supply and Purchase Agreement between the Company and LTD relating to Chronoflex;
     - the draft Supply and Purchase Agreement between the Company and LTD relating to the Cardio Pass Coronary Access Bypass Graft;
     - certain publicly available information for the Company, including each of the annual reports of the Company filed on Form 10-KSB for the fiscal years ended March 31, 1998, 1999 and 2000 and the quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2000, and certain other relevant financial and operating data for the Company furnished to Fechtor, Detwiler by management of the Company;

     - the audited financial statements for LTD for the fiscal years ended March 31, 2000, 1999, and 1998, and management's unaudited internal financial statements for LTD for the period ended July 31, 2000 and certain other relevant financial and operating data for LTD furnished to Fechtor, Detwiler by management of the Company;
     - discussions Fechtor, Detwiler had with management and senior personnel of the Company concerning the historical and current business operations, financial conditions, and prospects of the Company and LTD and such other matters Fechtor, Detwiler deemed relevant;
     - certain financial terms of the Sale as compared to the financial terms of selected other business combinations Fechtor, Detwiler deemed relevant;
     - certain aspects of the respective financial conditions of the Company and LTD as compared to such aspects of the financial conditions of certain other companies Fechtor, Detwiler deemed relevant; and
     - such other information, financial studies, analyses, and investigations and such other factors that Fechtor, Detwiler deemed relevant for the purposes of its opinion.

     Based on Fechtor Detwiler's review of the above information, including the various assumptions and limitations, it was Fechtor Detwiler's opinion that, as of the date of the fairness opinion, the transaction is fair, from a financial point of view, to the stockholders of the Company.

     In December 1998, Fechtor Detwiler acted as placement agent for the Company in connection with a private placement of 1,866,000 units at a price of $1.25 per unit. Each unit consisted of one share of the Company's Common Stock and one Warrant to purchase the Company's Common Stock. Fechtor Detwiler received a placement fee of $128,000 and a warrant to purchase 170,600 shares of the Company's Common Stock at an exercise price of $1.475 per share. In connection with the exercise of certain warrants purchased as part of the above private placement, Fechtor Detwiler received an additional warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.88 per share.

Creditor  Consent

     Pursuant to the terms of a Note Purchase Agreement with Dresdner Kleinwort Benson Private Equity Partners LP ("DRKBPEP"), for so long as the indebtedness under the Note agreement remains outstanding, a consent of DRKBPEP to this sale is required. The Company has the right upon notice of at least 15 business days, but not more than 30, business days to redeem the Notes including principal and accrued but unpaid dividends at 103% of such amount.

     On September 15, 2000, the Company received DRKBPEP's consent to proceed with the sale of Shares, subject to certain conditions, including:

     1. the Transaction shall be consummated on substantially the same terms as proposed in this Proxy Statement and such transaction shall close no later than November 15, 2000;
     2. concurrently with the closing of the sale of Shares, the Company shall redeem at the Redemption Price (as defined in the Note Agreement) the 7% Convertible Senior Note, dated March 30, 1998, issued pursuant to the Note Agreement (the "1998 Note"), including, without limitation, all (i) accrued and unpaid interest, dividends, premiums and penalties, and (ii) all Additional Notes (as defined in the Note Agreement);
     3. concurrently with the closing of the sale of Shares, the Company and DRKBPEP shall execute and deliver a waiver agreement (the "Waiver
         Agreement") satisfactory to DRKBPEP prepared by counsel to DRKBPEP (which Waiver Agreement shall provide, among other things, that the Company shall pay all reasonable out-of-pocket expenses (including reasonable attorney's fees) incurred by DRKBPEP in connection with the preparation of, and transactions contemplated by, the Waiver Agreement); and
     4. concurrently with the execution of the Waiver Agreement, in exchange for the agreements contained therein, the Company shall pay to DRKBPEP a fee of $20,000.

     Accordingly, $2,030,000 of the proceeds of the sale of the Shares would be used to repay DRKBPEP.

     Despite the fact that DRKBPEP has provided its consent and in the event that the stockholders approve the sale, there can be no assurances that a final agreement will be reached with Nervation in which event the Shares would not be sold to them. In addition, the terms of the final agreement may change from that of the terms of the heads of agreement. In such event, the officers of the Company will enter into the final agreements on terms that they believe are substantially similar to the terms described above.

Financial  Pro  Formas

Please  see  Exhibit  A  for the detailed financial pro formas as related to the
             ----------
consummation  of  the  proposed  transaction.

Recommendation  of  the  Board  of  Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SALE OF ALL OF THE SHARES OF CARDIOTECH INTERNATIONAL, LTD.


                     AMENDMENT TO THE 1996 STOCK OPTION PLAN
                                   PROPOSAL 3

Introduction

     In 1996, the Company's stockholders approved the 1996 Stock Option Plan (the "1996 Plan") which had been adopted, subject to stockholder approval, by the Board of Directors. Currently, options to purchase a total of 2,000,000 shares of Common Stock may be granted under the 1996 Plan to employees of the Company (including employees who are directors), consultants who are not employees and other affiliates of the Company, who are defined as persons associated with the Company in such other capacity or relationship as may be permitted by the Board of Directors (recipients of stock options are herein known collectively as "Participants"). As of August 29, 2000 a total of 2,476,428 shares were granted to employees of the Company, consultants and other associated persons under the 1996 Plan, of which grants totaling 922,952 shares were granted to executive officers, and grants totaling 476,428 shares were issued subject to obtaining the approval of the stockholders. The exercise price for such options ranges from $.50 to $3.80.

Proposed  Amendment

     On August 4, 2000, the Board of Directors adopted an Amendment, subject to stockholder approval at the Company's October 26, 2000 Annual Meeting. The Amendment provides for increasing the number of shares of Common Stock available for grant pursuant to the 1996 Plan from 2,000,000 shares to 4,000,000 shares.

Description  of  the  1996  Plan

     The 1996 Plan covers a total of 2,000,000 shares of Common Stock (this number will increase to 4,000,000 if the Amendment is approved). Options may be awarded under the 1996 Plan to employees of the Company (including employees who are directors), consultants who are not employees and other affiliates of the Company as defined below. Not more than 2,000,000 shares (this number will increase to 4,000,000 if the Amendment is approved) may be issued to any individual pursuant to the exercise of options granted under the 1996 Plan, during the ten-year life of the 1996 Plan. The 1996 Plan provides for the grant of options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), and options which are not Incentive Stock Options ("Non-Statutory Stock Options").

     Only employees of the Company or its subsidiaries (approximately 15 persons) may be granted Incentive Stock Options. Affiliates of the Company, defined as employees of the Company, members of the Company's Board of Directors, or persons associated with the Company in such other capacity or relationship as may be permitted by the Board of Directors, may be granted Non-Statutory Stock Options. Except as provided below, no person may be granted any option under the 1996 Plan who, at the time such option is granted, owns Common Stock of the Company possessing more than 10% of the combined voting power of all classes of stock of the Company.

     The Option Compensation Committee of the Board of Directors will administer the 1996 Plan, select the persons to whom options are granted and fix the terms of such options.

     The exercise date of an option granted under the 1996 Plan will be fixed by the Committee, but may not be later than ten years from the date of grant. Options may be exercised in such installments as are fixed by the Committee.

     Options under the 1996 Plan will not be transferable by the Participant other than by will or the laws of descent and distribution, although they may be exercised during the Participant's lifetime by his/her legal representative if he/she becomes incapacitated. All options must be exercised within three months after termination of the Participant's affiliation with the Company, except that options shall remain outstanding for their entire term following termination due to death or for one year following termination due to permanent disability.

     The exercise price of Incentive Stock Options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock, as determined by the Board of Directors, on the date of grant. Non-Statutory Stock Options may be granted at exercise prices not less than 100% of the fair market value of the Common Stock on the date of the grant or not less than 110% of such fair market value in the case of options granted to an employee who at the time of grant possess more than 10% of the total combined voting power of all classes of stock of the Company. The Option Compensation Committee is authorized to determine, in its discretion, the exercise price of other options, including any options that may be regranted to employees after their original grant has lapsed unexercised.

     The 1996 Plan provides for automatic adjustment to the number of shares of Common Stock issuable upon exercise of options granted under the 1996 Plan to reflect stock dividends, stock splits, reorganizations, mergers and various other transactions occurring after the date of grant. Payment for shares purchased upon exercise of an option must be made in cash or, at the Committee's discretion, by delivery of shares of Common Stock of the Company, or by a combination of such methods.

     The Company's Board of Directors may at any time amend or revise the terms of the 1996 Plan, except that no such amendment or revision may be made without the approval of the holders of a majority of the Company's outstanding capital stock, voting together as a single class, if such amendment or revision would
(a) materially increase the number of shares which may be issued under the 1996 Plan (other than changes in capitalization), (b) increase the maximum term of options, (c) decrease the minimum option price, (d) permit the granting of options to anyone not included within the 1996 Plan's eligible categories, (e) extend the term of the 1996 Plan or (f) materially increase the benefits accruing to eligible individuals under the 1996 Plan.

     The 1996 Plan contains the following terms and conditions required in order to permit treatment of the options granted thereunder as incentive stock options: (i) all incentive stock options must be expressly designated as such at the time of grant and (ii) if any person to whom an incentive stock option is granted owns, at the time of the grant of such option, Common Stock possessing more than 10% of the combined voting power of all classes of the Company, then
(a) the purchase price per share of the Common Stock subject to such option shall not be less than 110% of the fair market value of one share of Common
Stock at the time of grant and (b) the exercise period shall not exceed five years from the date of grant.

Federal  Income  Tax  Consequences

     Incentive Stock Options. In general, a Participant will not recognize taxable income upon the grant or exercise of an Incentive Stock Option. Instead, a Participant will recognize taxable income with respect to an Incentive Stock Option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an Incentive Stock Option, however, may subject the Participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the Participant has owned the ISO Stock at the time it is sold. If the Participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the Participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the Participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then any gain will be treated as ordinary compensation income to the extent that it does not exceed the gain that the Participant would have realized had he sold the shares immediately upon exercise of the option and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the Participant has held the ISO Stock for more than one year prior to the date of sale.

     If a Participant sells ISO Stock for less than the exercise price, then the Participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the Participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonqualified Stock Options. A Participant will not recognize taxable income upon the grant of a Non-Statutory Stock Options. A Participant who exercises a Non-Statutory Stock Options, generally, will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a Participant will have taxable income recognized upon the exercise of the option. Upon selling NSO Stock, a Participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the Participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the Participant has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company. The Company will be entitled to a deduction in connection with a grant of a stock option only in the event and to the extent ordinary income is recognized by the Participant. Any such deduction will be allowed to the Company for its taxable year within which ends the taxable year in which the Participant's recognition of ordinary income occurs. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

     Once income associated with such a grant is recognizable to a Participant for Federal income tax purposes, the Participant must either pay to the Company an amount sufficient to satisfy any federal, state and local taxes required to be withheld or make alternative arrangements acceptable to the Company.

     The foregoing summary is not a complete description of all tax aspects of the Plan. The foregoing relates only to Federal income taxes; there may be other Federal tax consequences associated with the Plan, as well as foreign, state and local tax consequences.

Recommendation  of  the  Board  of  Directors

     THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT TO THE 1996 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL. THE AMENDMENT TO THE 1996 PLAN WILL NOT BECOME EFFECTIVE UNLESS IT IS APPROVED BY THE STOCKHOLDERS AT THE MEETING.

                                OTHER INFORMATION

                               PROXY SOLICITATION

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone.

     Additionally, the Company intends to utilize a paid solicitation agent (anticipated to be Corporate Investor Communications Inc.). They will develop a communications strategy, distribute proxy materials and solicit voted proxies from all banks, brokers, nominees and intermediaries. They may also be asked to contact registered and/or non-objecting beneficial holders. This may be done over the telephone.

     The fees are expected to be approximately $6,000. If telephone solicitations are requested, then an additional $300 set-up fee, plus $5 per shareholder contacted and $5 per each vote taken by telephone will be charged.

                                 OTHER BUSINESS

     The Board knows of no other matter to be presented at the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

                             PRINCIPAL STOCKHOLDERS

     As of the close of business on September 5, 2000, the record date for the meeting, there were 8,455,430 shares of Common Stock outstanding. Holders of the Common Stock of the Company are entitled to one vote for each share of Common Stock held of record at the close of business on the record date.

     The number of shares of Common Stock beneficially owned by the persons or entities known by management to be the beneficial owners of more than 5% of the outstanding shares, the number of shares beneficially owned by each director, each nominee for election or re-election as a director and each executive officer, the number of shares beneficially owned by all directors and officers as a group, as of the record date, as "beneficial ownership" has been defined under rules promulgated by the Securities and Exchange Commission, and the actual sole or shared voting power of such persons, as of the record date, are set forth in the following table.

     Securities and Exchange Commission Rule 13d-3 defines "beneficial ownership" as voting or investment decision power over shares. Beneficial ownership does not necessarily mean that the holder enjoys any economic benefit from those shares.

Name and                                     Common Stock   Percentage of
Address of                                   Beneficially    Outstanding       Voting  Power
                                                                            --------------------
Beneficial Owner**                             Owned (1)        Shares      Shares   Percentage
-------------------------------------------  -------------  --------------  -------  -----------

Dresdner Kleinwort Benson (2)                    1,679,820          16.70%  131,713        1.56%
   75 Wall Street, New York, NY 10005
Michael Szycher, Ph.D, MBA (3)                     898,048           7.34%  326,723        3.86%
   78-E Olympia Avenue, Woburn, MA 01801
Michael L. Barretti (4)                            124,708              *    80,000           *
Michael Adams (5)                                  177,125           1.45%   80,000           *
Robert Chartoff                                     97,800              *    97,800           *
Jonathan S. Walker (6)                           1,698,387          16.80%  131,713        1.56%
   c/o Dresdner Kleinwort Benson
   75 Wall Street, New York, NY 10005
Alan Edwards (7)                                   425,873           3.48%   80,000           *
All executive officers and directors
   as a group (5 persons) (8)                    1,723,554          14.09%  664,523        7.86%

___________________
*     Represents beneficial ownership of less than One (1%) percent of the Company's outstanding shares  of  Common  Stock.
**    Addresses  are given for beneficial owners of more than Five (5%) percent of the Company's outstanding  shares  of  Common  Stock.
(1)   The  number  of  shares  of  Common  Stock issued and outstanding on September 5, 2000 was
      8,455,430.  The calculation of percentage of ownership for each listed beneficial owner is based upon the  number  of  shares  of Common Stock issued and outstanding at September 5,
      2000, plus shares  of  Common Stock subject to options held by such person at September 5,
      2000 and exercisable  within  60  days thereafter.  The  persons and entities named in the table  have  sole  voting  and  investment  power  with  respect  to  all  shares shown as beneficially owned by them, except  as  noted  below.


                                      -18-

(2)   Includes  1,548,107  shares  issuable  upon conversion of the convertible note, additional notes  issued  in  September  24, 1999 and accrued  interest thereon by Dresdner Kleinwort
      Benson  that  are  immediately  convertible  into  Common  Stock  at a conversion price of
      $1.676 per share.
(3)   Includes  571,325  shares  of  Common  Stock,  which  may be  purchased  within 60 days of
      September  5,  2000  upon  the  exercise  of  stock  options  and/or  warrants.
(4)   Includes  44,708  shares  of  Common  Stock,  which  may  be  purchased  within 60 days of
      September  5,  2000  upon  the  exercise  of  stock  options  and/or  warrants.
(5)   Includes  97,215  shares  of  Common  Stock,  which  may  be  purchased  within 60 days of
      September  5,  2000  upon  the  exercise  of  stock  options  and/or  warrants.
(6)   Includes the  shares  of Common Stock owned and issuable to Dresdner Kleinwort Benson (see footnote (2) above) and  18,567 shares  of  Common  Stock which may be purchased within 60 days of September 5, 2000 upon  the  exercise  of stock options.  Mr. Walker is a Managing
      Investment Partner  of Dresdner Kleinwort Benson Private Equity Managers, LLC, the general partner of Dresdner  Kleinwort Benson and, in such official capacity,  shares  voting  and investment power as to  the shares held by  Dresdner Kleinwort Benson and therefore may be deemed to share beneficial ownership  thereof.
(7)   Includes  345,873  shares  of  Common  Stock,  which  may be  purchased  within 60 days of
      September  5,  2000  upon  the  exercise  of  stock  options  and/or  warrants.
(8)   See  footnotes  (3)  through  (5)  and  (7)  above.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is aware that the following individuals have not filed Form 3, 4 or 5, as may be required: Michael Szycher, Michael Adams, John Mattern, Alan Edwards, Michael Barretti and Jonathan Walker. The Company believes that it is the intent of these individuals to file all appropriate forms by October 1, 2000.

                         INFORMATION CONCERNING AUDITORS

     Based upon the recommendation of its Audit Committee, the Board of Directors has selected the firm of BDO Seidman as the independent auditors of the Company for the fiscal year ending March 31, 2001. BDO Seidman has acted in such capacity for the Company since fiscal year 2000. The Company does not anticipate having a representative of BDO Seidman present at the Meeting.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the 2000 Proxy Statement provided that such proposals are received by the Clerk of the Company no later than May 4, 2001 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.


                             ADDITIONAL INFORMATION

     Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000. The Annual Report on Form 10-KSB constitutes the Company's Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 at the following regional offices of the Commission:

500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained upon payment of the Commission's customary charges by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

     Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Michael Szycher, Chief
Executive  Officer  of  the  Company,  at  (781)  933-4772.

                                    EXHIBIT A

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The pro forma condensed consolidated balance sheet of CardioTech International, Inc. (the "Company" or "CardioTech") as of March 31, 2000, reflects the financial position of the Company after giving effect to the contemplated sale of all of the ordinary shares of CardioTech International Ltd ("LTD") and assumes the sale was consummated as of March 31, 2000. The pro forma condensed consolidated statements of operations for the fiscal year ended March 31, 2000 and the three months ended June 30, 2000 assumes the sale was consummated as of March 31, 1999 and are based on the operations of the Company for the year ended March 31, 2000 and the three months ended June 31, 2000, respectively.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the future financial position or results of operations or actual results that would have occurred had the transaction been in effect as of the date presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical financial statements and related notes.

The unaudited pro forma Balance Sheet of the Company as of March 31, 2000, as if the contemplated sale of LTD occurred on March 31, 2000, is as follows:

                                                            HISTORICAL        PRO FORMA ADJUSTMENTS            PRO FORMA
                                                            CARDIOTECH        LTD          OTHER               CARDIOTECH
                                                                (1)           (2)
ASSETS
Current Assets:
  Cash and cash equivalents                                $  1,793,000   $    14,000   $ 5,170,000   (3)(4)  $ 6,949,000
  Accounts receivable -- trade                                  102,000        39,000        46,000      (5)      109,000
  Accounts receivable -- other                                  343,000        23,000                             320,000
  Inventory                                                     135,000        45,000                              90,000
  Prepaid expenses                                               53,000        29,000                              24,000
                                                           -------------  ------------  ------------          ------------
    Total Current Assets                                      2,426,000       150,000     5,216,000             7,492,000

Property and equipment, net                                     535,000       178,000                             357,000
Other non-current assets                                      1,203,000       118,000                           1,085,000
                                                           -------------  ------------  ------------          ------------

Total Assets                                               $  4,164,000   $   446,000   $ 5,216,000           $ 8,934,000
                                                           =============  ============  ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                         $    654,000        85,000                             569,000
  Accrued expenses                                              608,000       395,000        54,000      (5)      267,000
  Intercompany payable to Cardiotech International, Inc.              -     2,469,000     2,469,000      (6)            -
  Deferred revenue                                                    -             -       200,000      (7)      200,000
  15% convertible subordinated notes due 2000                   575,000       575,000                                   -
                                                           -------------  ------------  ------------          ------------
    Total Current Liabilities                                 1,837,000     3,524,000     2,723,000             1,036,000

7% convertible senior notes due 2003                          2,259,000             -    (2,030,000)              229,000
                                                           -------------  ------------  ------------          ------------

    Total Liabilities                                         4,096,000     3,524,000       693,000             1,265,000
                                                           -------------  ------------  ------------          ------------

Stockholders' Equity (Deficit):
  Common stock                                                   81,000             -                              81,000
  Additional paid-in capital                                 14,092,000     1,658,000     1,658,000      (8)   14,092,000
  Accumulated deficit                                       (13,931,000)   (4,736,000)    2,841,000   (8)(9)   (6,354,000)
  Notes receivable from officers                               (150,000)            -                            (150,000)
  Cumulative translation adjustment                             (24,000)            -        24,000     (10)            -
                                                           -------------  ------------  ------------          ------------
    Total Stockholders' Equity (Deficit)                         68,000    (3,078,000)    4,523,000             7,669,000
                                                           -------------  ------------  ------------          ------------

    Total Liabilities and Stockholders' Equity             $  4,164,000   $   446,000   $ 5,216,000           $ 8,934,000
                                                           =============  ============  ============          ============

     (1) Audited Consolidated Balance Sheet of CardioTech as of March 31, 2000 as reported in the March 31, 2000 Form 10KSB prior to giving affect to the contemplated sale of the common stock of LTD.
     (2) To eliminate the Assets, Liabilities and Stockholders' Deficit of LTD as of March 31, 2000.
     (3) Consideration to be received by CardioTech for the contemplated sale of LTD of $7,000,000 in cash and an advance payment of $200,000 pursuant to an agreement to supply materials to the purchaser of LTD.
     (4) Use of proceeds for the redemption of approximately $2,030,000 of 7% convertible senior notes.
     (5) Intercompany receivable and payable due from/to LTD eliminated in consolidation.
     (6)  Forgiveness  of  intercompany  debt  owing  to  CardioTech  by  LTD.
     (7) Deferred revenues resulting from advance of $200,000 by the purchaser of LTD to CardioTech in consideration of an obligation by CardioTech to supply certain materials to the purchaser of LTD.
     (8)  Elimination  of  stockholders' equity and  accumulated deficit of LTD.
     (9)  Effect  of  gain  on  sale  of  LTD  calculated  as  follows:
             a.   Proceeds                                           $7,000,000
             b.   Less:  Net  assets  of  LTD                        (3,046,000)
             c.   Less: Write-off of intercompany due CardioTech      2,469,000
                                                                     -----------
             d.   Gain  on  sale  of  LTD                            $7,577,000
                                                                     ===========
     (10) Elimination  of  cumulative  translation  adjustment.

The unaudited pro forma condensed consolidated Statement of Operations of the Company for the year ended March 31, 2000, as if the contemplated sale of LTD occurred on March 31, 1999, is as follows:

                                               HISTORICAL     PRO FORMA ADJUSTMENTS       PRO FORMA
                                               CARDIOTECH       LTD        OTHER          CARDIOTECH
                                                  (1)           (2)
Revenue:
  Product sales                               $   493,000   $    67,000   $ 38,000  (3)  $   464,000
  Royalties, licenses and grants                1,004,000             -                    1,004,000
                                              ------------  ------------  --------       ------------
                                                1,497,000        67,000     38,000         1,468,000
                                              ------------  ------------  --------       ------------

Operating Expenses:
Cost of materials                                 201,000       103,000     38,000  (4)      136,000
Research and development                        2,080,000       515,000                    1,565,000
Selling, general and administrative             2,875,000       471,000                    2,404,000
                                              ------------  ------------  --------       ------------

Total Operating Expenses                        5,156,000     1,089,000     38,000         4,105,000
                                              ------------  ------------  --------       ------------

Loss from Operations                           (3,659,000)   (1,022,000)         -        (2,637,000)
                                              ------------  ------------  --------       ------------

Interest Income and Expense:
Interest income                                    56,000        19,000                       37,000
Interest expense                                 (211,000)      (71,000)   134,000  (5)       (6,000)
                                              ------------  ------------  --------       ------------
                                                 (155,000)      (52,000)   134,000            31,000
                                              ------------  ------------  --------       ------------

Net Loss                                       (3,814,000)   (1,074,000)   134,000        (2,606,000)

Other Comprehensive Income (Loss):
  Foreign currency translation adjustments        (12,000)            -     12,000  (6)            -
                                              ------------  ------------  --------       ------------

Comprehensive Loss                            $(3,826,000)  $(1,074,000)  $146,000       $(2,606,000)
                                              ============  ============  ========       ============


Net Loss per Common Share, Basic and Diluted  $     (0.58)                               $     (0.40)
                                              ============                               ============

Shares Used in Computing Net Loss
  per Common Share, Basic and Diluted           6,541,545                                  6,541,545
                                              ============                               ============

     (1) Audited Consolidated Statement of Operations of CardioTech as of March 31, 2000 as reported in the March 31, 2000 Form 10KSB prior to giving affect to the contemplated sale of LTD.
     (2)  To eliminate revenues  and  expenses  of  LTD  for  the entire period.
     (3) Intercompany sales made by CardioTech to LTD eliminated in consolidation.
     (4) Intercompany costs of goods associated with sales made by CardioTech to LTD eliminated in consolidation.
     (5) Elimination of interest expense resulting from the redemption of certain 7% convertible senior notes.
     (6)  Elimination  of  foreign  currency  translation  adjustments.

The unaudited pro forma condensed consolidated Statement of Operations of the Company for the three months ended June 30, 2000, as if the contemplated sale of LTD occurred as of March 31, 1999, is as follows:

                                               HISTORICAL    PRO FORMA ADJUSTMENTS       PRO FORMA
                                               CARDIOTECH      LTD        OTHER          CARDIOTECH
                                                  (1)          (2)
Revenue:
  Product sales                               $   227,000   $  32,000   $  7,000   (3)  $   202,000
  Royalties, licenses and grants                  193,000           -                       193,000
                                              ------------  ----------  ---------       ------------
                                                  420,000      32,000      7,000            395,000
                                              ------------  ----------  ---------       ------------

Operating Expenses:
Cost of materials                                 340,000      31,000      7,000   (4)      316,000
Research and development                          170,000      43,000                       127,000
Selling, general and administrative               354,000      97,000                       257,000
                                              ------------  ----------  ---------       ------------

Total Operating Expenses                          864,000     171,000      7,000            700,000
                                              ------------  ----------  ---------       ------------

Loss from Operations                             (444,000)   (139,000)         -           (305,000)
                                              ------------  ----------  ---------       ------------

Interest Income and Expense:
Interest income                                    39,000           -                        39,000
Interest expense                                  (53,000)    (13,000)    46,000   (5)        6,000
                                              ------------  ----------  ---------       ------------
                                                  (14,000)    (13,000)    46,000             45,000
                                              ------------  ----------  ---------       ------------

Net Loss                                         (458,000)   (152,000)    46,000           (260,000)

Other Comprehensive Income (Loss):
  Foreign currency translation adjustments         17,000           -    (17,000)  (6)            -
                                              ------------  ----------  ---------       ------------

Comprehensive Loss                            $  (441,000)  $(152,000)  $ 29,000        $  (260,000)
                                              ============  ==========  =========       ============


Net Loss per Common Share, Basic and Diluted  $     (0.06)                              $     (0.03)
                                              ============                              ============

Shares Used in Computing Net Loss
  per Common Share, Basic and Diluted           8,277,618                                 8,277,618
                                              ============                              ============

     (1) Unaudited condensed consolidated Statement of Operations of CardioTech as of June 30, 2000 as reported in the June 30, 2000 Form 10QSB prior to giving effect to the contemplated sale of LTD.
     (2)  To  eliminate  revenues  and  expenses of LTD  for  the entire period.
     (3) Intercompany sales made by CardioTech to LTD eliminated in consolidation.
     (4) Intercompany costs of goods associated with sales made by CardioTech to LTD eliminated in consolidation.
     (5) Elimination of interest expense resulting from the redemption of certain 7% convertible senior notes.
     (6)  Elimination  of  foreign  currency  translation  adjustments.